Exhibit 10.2

ADDENDUM NO. 1 TO STOCK PURCHASE AGREEMENT

THIS ADDENDUM NO. 1 (this “Addendum”), dated as of March 22, 2023, to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of February 23, 2023, is entered into by and among SciSparc Ltd., a company incorporated under the law of the State of Israel (“Seller”), Jeffs’ Brands Holdings Inc., a company incorporated under the laws of the State of Delaware, a wholly-owned subsidiary of Jeffs’ Brands Ltd., a company incorporated under the law of the State of Israel and Jeffs’ Brands Ltd. (the “Purchaser” and the “Parent”, respectively, and collectively, the “Purchasers”).

Capital terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

WHEREAS, the Seller and Purchasers have entered into a the Purchase Agreement pursuant to which the Seller agreed to sell and transfer to Purchaser shares of common stock, par value $0.01 per share of SciSparc Nutraceuticals Inc., a company incorporated under the laws of the State of Delaware and a wholly-owned subsidiary of Seller (the “Seller Subsidiary”) for an aggregate purchase price of $2,500,000, subject to certain price adjustments (the “Seller Shares”), in accordance with the terms set forth therein;

WHEREAS, Section 10.9 of the Purchase Agreement provides that the Purchase Agreement may be amended by an agreement in writing executed by the Seller and Purchasers; and

WHEREAS, the parties desire to amend the Purchase Agreement as hereinafter set forth.

NOW, THEREFORE, the parties hereby agree as follows:

1.	The following shall be added as Sub-Section 1.4.1 of the Purchase Agreement:

“1.4.1 The Purchaser shall deliver the amount of the Price Adjustment, which is determined to be $489,330, in five equal installments of $97,866, on the tenth day of each consecutive calendar month, beginning May 2023. As collateral for the payment in full of the Price Adjustment, the Seller shall withhold from the Purchaser 11 Seller Shares, which is equal to the outstanding due amount of the Price Adjustment, as determined according to the PPS (the “Holdback Shares”). Upon payment in full of the Price Adjustment, the Seller shall release the Holdback Shares and transfer to the Purchaser the Holdback Shares, free and clear of any lien, pledge, charge, encumbrance or other third party right.

2.	This Addendum shall not constitute an amendment of any other provision of the Purchase Agreement not expressly referred to herein. The Purchase Agreement shall remain in full force and effect, and this Addendum shall be effective and binding upon the Seller and Purchasers upon execution and delivery by the Seller and Purchasers. From and after the date hereof, all references to the term “Agreement” in the Purchaser Agreement shall be deemed to refer to the Purchase Agreement, as amended hereby.

3.	This Addendum may be executed in two or more counterparts, all of which shall be considered an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more such counterparts have been signed by each party and delivered (by facsimile, e-mail, or otherwise) to the other party.

4.	The parties hereto agree to cooperate fully in taking all such further actions and executing all such further documents, instruments and agreements as any of such parties may reasonably request in order to carry out the intent of this Addendum.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed as of the date first above written.

Parent:

JEFFS’ BRANDS LTD.

By:	/s/ Viki Hakmon	By:	/s/ Ronen Zalayet
Name:	Viki Hakmon	Name:	Ronen Zalayet
Title:	Chief Executive Officer	Title:	Chief Financial officer

Purchaser:

JEFFS’ BRANDS HOLDINGS INC.

By:	/s/ Viki Hakmon	By:	/s/ Ronen Zalayet
Name:	Viki Hakmon	Name:	Ronen Zalayet
Title:	Chief Executive Officer	Title:	Chief Financial officer

Seller:

SCISPARC LTD.

By:	/s/ Itschak Shren	By:	/s/ Amnon Ben Shai
Name:	Itschak Shren	Name:	Amnon Ben Shai
Title:	Director	Title:	Director

[Signature Page/ 1st Addendum to Purchase Agreement]